Exhibit (10)C(vi)
                                                            SUMMIT BANCORP.

                      BOARD OF DIRECTORS MEETING

                            April 17, 1998


STOCK PLAN AMENDMENTS


 	WHEREAS, the Corporation's 1987 Stock Option Plan (the "1987 Plan"), 1990 Stock Option Plan (the "1990 Plan") and 1993 Incentive Stock and Option Plan (the "1993 Plan" and together with the 1987 Plan and 1990
 Plan, the "Stock Plans") contain substantially similar definitions for "change in control".

 	WHEREAS, the Corporation has entered into Termination Agreements effective as of October 15, 1997 with certain executive officers of the Corporation (the "Termination Agreements) which contain a definition for "change in control" that differs from those contained in the Stock Plans.

 	WHEREAS, the Board has determined that the definitions for "change in control" contained in the Stock Plans should be revised to conform to the definition for "change in control" contained in the Termination Agreements.

 	WHEREAS, for the purposes of administrative efficiency the Board has determined that the amendment provisions contained in the 1987 Plan and 1990 Plan should be revised to conform to those contained in the 1993 Plan.

 	NOW THEREFORE BE IT, RESOLVED, that the definitions for "change in control" set forth in the second paragraph of Article XIII of the 1987 Plan following the first sentence thereof, the second paragraph of Article XIII of the 1990 Plan following the first sentence thereof and Section 7 of the 1993 Plan are each amended in their entirety to read as follows:

   For all purposes under the Plan, a "change in control" of the Company shall be deemed to occur (i) upon a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 1(a) of Form 8-K promulgated under the Exchange Act; or (ii) if any "person" (including as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and its subsidiaries or an employee benefit plan of the Company (or any fiduciary thereof) or a corporation controlled by the Company's shareholders in substantially the same character and proportions as their ownership of stock of the Company, or an underwriter temporarily holding securities pursuant to an offering of such securities) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (iii) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof (excluding, for purposes of this calculation, any director who dies during such period); or (iv) if the Company shall meet the delisting criteria of the New York Stock Exchange or any successor exchange in respect of the number of publicly-held shares or the number of shareholders holding one hundred (100) shares or more; or (v) if the Board of Directors shall approve the sale of all or substantially all of the assets of the Company;
 or (vi) if the Board of Directors shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i), (ii), (iii) or (iv) above or that the shareholders of the Company receive or retain stock having less than 65% combined voting power of the Company resulting from such transaction in substantially the same proportions as their prior ownership of the Company

 	FURTHER RESOLVED, that the second sentence of Article XIX of the 1987 Plan and the second sentence of Article XIX of the 1990 Plan are each hereby amended to provide in their entity as follows:
  	 "The Board of Directors or the Committee, as the case may be, shall be authorized to amend (i) the Plan and (ii) the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as incentive stock options within the meaning of Section 422A of the Code."